UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2003

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

ITEM 5.    OTHER EVENTS

On June 5, 2003, ChipPAC, Inc., issued a press release announcing the closing of the private placement of $150 million of convertible subordinated notes due 2008. The total proceeds consisted of the original $125 million private placement and the initial purchaser’s exercise of the option to purchase an additional $25 million of the convertible notes under the same terms.

A copy of this press release is attached as Exhibit 99.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of June 5, 2003.

CHIPPAC, INC. (Registrant)

/s/ Robert Krakauer
ROBERT KRAKAUER Senior Vice President and Chief Financial Officer

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